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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Winland Electronics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WINLAND ELECTRONICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
July 30, 2002

TO THE SHAREHOLDERS OF WINLAND ELECTRONICS, INC.:

        The 2002 Annual Meeting of Shareholders of Winland Electronics, Inc. will be held at the Country Inn & Suites located at 1900 Premier Drive, Mankato, Minnesota 56001, at 10:00 a.m. on Tuesday, July 30, 2002, for the following purposes:

  1.
  To set the number of directors at five (5) by electing five (5) members of the Board of Directors.

  2.
  To consider a proposal submitted by a shareholder of the Company, if such proposal is properly presented at the meeting.

  3.
  To take action on any other business that may properly come before the meeting or any adjournment thereof.

        Accompanying this Notice of Annual Meeting is a Proxy Statement and form of Proxy.

        Only shareholders of record as shown on the books of the Company at the close of business on June 12, 2002 will be entitled to vote at the 2002 Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

        You are cordially invited to attend the 2002 Annual Meeting. Whether or not you plan to attend the 2002 Annual Meeting, please sign, date and mail the enclosed form of Proxy in the return envelope provided, or vote your shares by phone as described in the Proxy Statement. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. The prompt return of proxies will help your Company avoid the unnecessary expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS,

Lorin E. Krueger President and Chief Executive Officer
Dated:	June 21, 2002 Mankato, Minnesota

WINLAND ELECTRONICS, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
to be held
July 30, 2002

        The accompanying Proxy is solicited by the Board of Directors of Winland Electronics, Inc. (the "Company") for use at the 2002 Annual Meeting of Shareholders of the Company to be held on Tuesday, July 30, 2002, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof.

        The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

        You may vote your shares by telephone or by mail as follows. Please help us save administrative and postage costs by voting by telephone.

BY TELEPHONE:

  •
  On a touch-tone telephone, please call the toll-free number printed on your proxy card or electronic notification, 24 hours a day, seven days a week. You may vote by phone until 12 noon Central Time on July 29, 2002.

  •
  Enter the three digit company number and seven digit personal identification number shown on your proxy card or electronic notification.

  •
  Follow the simple recorded instructions.

BY MAIL:

  •
  Sign and date the enclosed proxy card.

  •
  Mail the proxy card in the enclosed postage-paid envelope.

        Any shareholder giving a Proxy may revoke it any time prior to its use at the 2002 Annual Meeting by giving written notice of such revocation to the Secretary or any other officer of the Company or by filing a later dated written Proxy with an officer of the Company. Personal attendance at the 2002 Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later dated Proxy is delivered to an officer before the revoked or superseded Proxy is used at the 2002 Annual Meeting. Proxies will be voted as directed therein. Proxies which are signed by shareholders but which lack specific instruction with respect to any proposal will be voted in favor of the number and slate of directors proposed by the Board of Directors and listed herein and will be voted against the shareholder proposal.

        The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal.

        The mailing address of the principal executive office of the Company is 1950 Excel Drive, Mankato, Minnesota 56001. The Company expects that this Proxy Statement, the related Proxy and Notice of Meeting will first be mailed to shareholders on or about June 21, 2002.

OUTSTANDING SHARES AND VOTING RIGHTS

        The Board of Directors of the Company has fixed June 12, 2002 as the record date for determining shareholders entitled to vote at the 2002 Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the 2002 Annual Meeting. At the close of business on June 12, 2002, there were 2,962,266 shares of the Company's Common Stock, par value $.01 per share, issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the 2002 Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS

        The following table provides information as of June 12, 2002 concerning the beneficial ownership of the Company's Common Stock by (i) the persons known by the Company to own more than 5% of the Company's outstanding Common Stock, (ii) each director and nominee of the Company, (iii) the named executive officers in the Summary Compensation Table and (iv) all current executive officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name (and Address of 5% Owner) or Identity of Group	Number of Shares Beneficially Owned(1)		Percent of Class(1)
Lorin E. Krueger 1950 Excel Drive Mankato, MN 56001	247,354	(2)	8.3%
S. Robert Dessalet	20,465	(3)	*
Thomas J. de Petra	17,000	(4)	*
James L. Reissner	5,000	(4)	*
Richard T. Speckmann	2,000		*
W. Kirk Hankins 2113 Northridge Drive North Mankato, MN 56003	263,837	(5)	8.9%
Dyna Technology, Inc. 225 South Cordova Avenue LeCenter, MN 56057	404,800	(6)	13.7%
All Current Executive Officers and Directors as a Group (9 Individuals)	398,273	(7)	12.9%

*
Less than 1% of the outstanding shares of Common Stock.

(1)
Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual's right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(2)
Includes 800 shares held by Mr. Krueger's spouse and 30,000 shares which may be purchased by Mr. Krueger upon exercise of currently exercisable options.

(3)
Includes 6,026 shares owned jointly by Mr. Dessalet and his spouse and 14,000 shares which may be purchased by Mr. Dessalet upon exercise of currently exercisable options.

(4)
Represents shares which may be purchased upon exercise of currently exercisable options.

(5)
Includes 69,842 shares held by Mr. Hankins's spouse, which shares Mr. Hankins disclaims beneficial ownership of.

(6)
Represents shares held by Dyna Technology, Inc., of which Ralph and Nola Call are the sole shareholders. The voting and dispositive power of the shares is shared by the members of a Shareholders' Protective Committee, which members include Ralph I. Call, Gerald E. Brown, Thompson H. Davis, James J. Kamp and Robert L. Ring. The Company has relied on information provided in an amendment to Schedule 13D filed with the Securities and Exchange Commission on September 24, 2001.

(7)
Includes 14,895 shares held by family members of officers and directors, and 124,000 shares which may be purchased upon exercise of currently exercisable options.

ELECTION OF DIRECTORS
(Proposal #1)

        The Bylaws of the Company provide that the number of directors shall be the number set by the shareholders, which shall be not less than one. The Board of Directors unanimously recommends that the number of directors be set at five by electing five directors. Unless otherwise instructed, the Proxies will be so voted.

        In the absence of other instruction, the Proxies will be voted for each of the individuals listed below. If elected, such individuals shall serve until the next annual meeting of shareholders and until their successors shall be duly elected and shall qualify. All of the nominees, except Richard T. Speckmann, are members of the present Board of Directors. If, prior to the 2002 Annual Meeting of Shareholders, it should become known that any one of the following individuals will be unable to serve as a director after the 2002 Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee(s) as is selected by the Board of Directors. Alternatively, the Proxies may, at the Board's discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

Name and Age of Director/Nominee	Age	Current Position with the Company	Director Since
Lorin E Krueger	46	President, Chief Executive Officer, Secretary and Director	1978
S. Robert Dessalet	70	Chairman of the Board	1985
Thomas J. de Petra	55	Director	1994
James L. Reissner	62	Director	2001
Richard T. Speckmann	51	Director Nominee	NA

        Lorin E. Krueger has served as Chief Executive Officer of the Company since June 1, 2001, and as President of the Company since January 1999. In addition, Mr. Krueger has served as Secretary of the Company since 1983. Mr. Krueger served as the Company's Chief Operating Officer from January 1999 until June 2001 and as its Senior Vice President of Operations from March 1987 until January 1999. Mr. Krueger has been an employee of the Company since 1976 and served as its Vice President from January 1977 to March 1987.

        S. Robert Dessalet, CPA, has served as Chairman of the Company's Board of Directors since June 1, 2001. Mr. Dessalet has been a self-employed business consultant since August 2000. He served as Director of Marketing of RJ Morse Enterprises, Inc., a precision machining company, from November 1999 to July 2000. Mr. Dessalet was self-employed as a management consultant January 1997 to November 1999. From September 1996 to January 1997, he served as Vice President-Finance and Administration of Rimage Corporation, a manufacturer of computer software duplication and finishing systems after the merger of Rimage Corporation and Dunhill Software Services, Inc. He served as Vice President—Finance and Administration of Dunhill Software Services, Inc., a software duplication company, from May 1994 to September 1995. Mr. Dessalet was a consultant for Dessalet & Associates, a business consulting firm, from January 1993 to May 1994. He was employed by National Poly Products, Inc., a producer of polyethylene packaging film in Mankato, Minnesota, from June 1968 to January 1993 in various capacities including Chief Financial Officer.

        Thomas J. de Petra has been self-employed as a management consultant since June 1999. From August 1998 to June 1999, he served as Chief Operating Officer of International Concept Development, Inc., a restaurant and hotel developer. From October 1997 to August 1998, Mr. de Petra served as Chief Operating Officer of Illuminated Media Inc., an advertising company. From February 1996 to June 1997, Mr. de Petra served as Chief Executive Officer of Nortech Forest Technologies, Inc., continuing to provide services as a consultant until October 1997. Mr. de Petra was a management consultant from June 1993 to February 1996, and he was Chief Information Officer of IDC Holdings, Ltd. from June 1993 to November 1994. Mr. de Petra was President and owner of de Petra & Associates, Inc., a financial communications firm, formerly known as First Financial Investor Relations, Inc., from August 1986 to October 1993.

        James L. Reissner has served as President of Activar, Inc. since January 1996 and as Chief Financial Officer of Activar from 1992 until becoming President. Mr. Reissner acted in various management and financial management capacities during the past twenty years, including Managing Director of the Minnesota Region of First Bank Systems, Inc., until 1990. Since September 10, 2001, Mr. Reissner serves also as Chief Executive Officer of MagStar Technologies, Inc. Mr. Reissner also serves as a director of Rimage Corporation (Nasdaq:RIMG) and Magstar Technologies, Inc. (Nasdaq:MGST), publicly held Minnesota corporations.

        Richard T. Speckmann has served as President of Amcon Construction Company, LLC since April 2001. From January 1997 to March 2001, Mr. Speckmann, a partner of Art Holdings Corporation, served as its President. Prior to 1997, Mr. Speckmann served in various capacities with several Twin Cities companies, including Andcor Companies, Inc., InforMark Resources, Inc., Ehlert Publishing Group and Signdesign, Inc.

BOARD AND COMMITTEE MEETINGS

        During fiscal 2001, the Board of Directors held thirteen (13) meetings. No director attended less than 75% of the meetings of the Board and the committees on which such director served during 2001.

        The Company's Board of Directors has three standing committees, the Audit Committee, Compensation Committee and Nomination/Governance Committee.

        The Audit Committee is comprised of S. Robert Dessalet, CPA, Thomas J. de Petra and James L. Reissner. This committee reviews the selection and work of the Company's independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. During 2001, the Audit Committee met four (4) times.

        The Compensation Committee is comprised of S. Robert Dessalet, Thomas J. de Petra and James L. Reissner. This committee recommends to the Board of Directors from time to time the salaries to be paid to executive officers of the Company and any plan for additional compensation it deems appropriate. This committee is vested with the same authority as the Board of Directors with respect to the granting of options and the administration of the Company's Stock Option Plans. During 2001, the Compensation Committee met once informally and made recommendations to the Board. The Compensation Committee also took action by unanimous written consent twice.

        The Nomination/Governance Committee is comprised of S. Robert Dessalet, CPA, Lorin E. Krueger and Thomas J. de Petra. This committee recommends to the Board of Directors nominees for vacant positions on the Board, sets goals for the Board and monitors the achievement of such goals. The committee was established in June 2001. This committee will consider a candidate for director proposed by a shareholder. Candidates must have broad training and experience in their chosen fields and must have achieved distinction in their activities. The committee will consider the particular expertise of each nominee and strive to achieve an appropriate breadth of skills among the Board members. A shareholder who wants to propose a candidate has to comply with the provisions of the Company's bylaws regarding nominations for the election of directors. These provisions require a shareholder to provide timely notice in proper written form of the shareholder's intent to nominate a candidate. If the Company held an annual meeting in the previous year, such a notice of a shareholder is "timely" if it was provided not more than ninety (90) and not less than sixty (60) calendar days prior to the date that is one year after the prior year's annual meeting. If no annual meeting was held in the previous year, or if the date of the annual meeting changed by more than thirty (30) days from the prior year's annual meeting (the "Other Meeting Date"), the shareholder's notice is timely if it is received by the later of (i) the close of business on the date ninety (90) days prior to the Other Meeting Date or (ii) the close of business ten (10) days following the date on which the Other Meeting Date is first publicly announced. The shareholder's notice is in proper form if it includes certain specified information regarding the shareholder's name and address, the shareholder's stock ownership, existing arrangements or understandings regarding the nomination, any information regarding each nominee that would be required to be included in a proxy statement had the nominee been nominated by the Company, and the consent of each nominee to serve as director of the Company if so elected.

REPORT OF AUDIT COMMITTEE

        The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the Listing Standards of the American Stock Exchange ("AMEX") that governs audit committees, Section 121.B, including the requirement that audit committee members all be "independent directors" as that term is defined by AMEX Listing Standards Section 121(A).

        In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

  (1)
  reviewed and discussed the audited financial statements with management;

  (2)
  discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

  (3)
  reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No.1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission.

Members of the Audit Committee S. Robert Dessalet Thomas J. de Petra James L. Reissner

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years for each person who served as Chief Executive Officer during fiscal year 2001. No other executive officer's total salary and bonus for fiscal year 2001 exceeded $100,000.

Long Term Compensation
Annual Compensation
Name and Principal Position	Fiscal Year						All Other Compensation ($)(1)
		Salary($)	Bonus($)	Other($)		Options
Lorin E. Krueger(2) President, Chief Executive Officer and Secretary	2001 2000 1999	123,600 123,600 120,000	— 50,000 15,787	— — —		— — 10,000	2,387 3,500 3,333
W. Kirk Hankins Former Chief Executive Officer(3)	2001 2000 1999	72,281 146,300 142,000	— 50,000 15,787	74,019 — —	(4)	— — 10,000	2,387 3,500 3,333

(1)
Represents contribution to the Company's 401(k) Plan for executive officer's benefit.

(2)
Mr. Krueger succeeded Mr. Hankins as Chief Executive Officer effective June 1, 2001, prior to which he served as President and Chief Operating Officer of the Company.

(3)
Mr. Hankins resigned as Chief Executive Officer of the Company as of May 31, 2001.

(4)
Represents severance payments made to Mr. Hankins.

Option Grants During 2001 Fiscal Year

        No stock options were granted during fiscal 2001 to the named executive officers in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

Option Exercises During 2001 Fiscal Year and Fiscal Year-End Option Values

        The following table provides information as to options exercised by the named executive officers in the Summary Compensation Table during fiscal 2001 and the number and value of options at December 31, 2001. The Company does not have any outstanding stock appreciation rights.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at December 31, 2001 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2001 Exercisable/Unexercisable(1)
Lorin E. Krueger	—	—	20,000 exercisable 0 unexercisable	$0 exercisable $0 unexercisable
W. Kirk Hankins	—	—	0 exercisable 0 unexercisable	$0 exercisable $0 unexercisable

(1)
Value is calculated on the basis of the difference between the option exercise price and $1.06, the closing sale price for the Company's Common Stock on December 31, 2001 as quoted by the American Stock Market, multiplied by the number of shares of Common Stock underlying the option.

Compensation to Directors

        Prior to June 1, 2001, the outside directors were paid $500 for attendance at each Board meeting, plus expenses. Beginning on June 1, 2001, the outside directors were paid a retainer of $1,000 per month, with the Chairman receiving an additional $2,000 per month. Effective as of January 1, 2002, the outside directors began receiving a retainer of $700 per month, with the Chairman receiving an additional retainer of $1,500 per month. The directors also receive $500 for attendance at each Audit Committee meeting and $300 for each Compensation Committee or Nomination/Governance Committee meeting. In addition, the Company's 1997 Stock Option Plan provides for automatic option grants to each director who is not an employee of the Company (a "Non-Employee Director"). Each Non-Employee Director who is elected for the first time as a director is granted a nonqualified option to purchase 5,000 shares of Common Stock. Each Non-Employee Director who is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted a nonqualified option to purchase 5,000 shares of Common Stock. No director shall receive more than one option pursuant to the formula plan in any one fiscal year. All options granted pursuant to these provisions are granted at a per share exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, and they are immediately exercisable and expire on the earlier of (i) three months after the optionee ceases to be a director (except by death) and (ii) five (5) years after the date of grant. In the event of the death of a Non-Employee Director, any option granted to such Non-Employee Director pursuant to this formula plan may be exercised at any time within six (6) months of the death of such Non-Employee Director or until the date on which the option, by its terms, expires, whichever is earlier.

Employment Agreements and Termination of Employment Arrangements

        Effective May 31, 2001, W. Kirk Hankins resigned from his positions as Chief Executive Officer and Chief Financial Officer of the Company and from his positions as a member of the Company's Board of Directors and as Chairman of the Board. The Company and Mr. Hankins entered into a Separation Agreement and Release, pursuant to which Mr. Hankins releases the Company from any and all claims arising out of or in connection with his employment with the Company. In consideration of this release, the Company agreed to make severance payments to Mr. Hankins in the total amount of $155,609.79, less required deductions and withholding. Mr. Hankins is receiving this amount in installments payable on the Company's regular payroll dates through June 21, 2002.

        The Company is a party to an Employment Agreement effective January 1, 1999 with Lorin E. Krueger, the Company's President and Chief Executive Officer, which agreement's initial term expires December 31, 2003, with additional one-year terms thereafter, unless either party gives notice to the other party 60 days prior to the end of such term that such party wishes to terminate the agreement. The agreement provides for an annual base salary in an amount determined by the Compensation Committee, which amount the Compensation Committee has determined to be $127,308 for 2002, provided that Mr. Krueger shall be entitled to a 3% increase on July 1, 2002 if certain targets are met. Mr. Krueger is entitled to receive an annual bonus consisting of stock options and/or a cash payment at the sole discretion of the Compensation Committee. If Mr. Krueger terminates his employment for good reason during the two years following a change in control of the Company, he is entitled to an amount equal to the salary and bonus paid to him for the two fiscal years preceding such termination, which amount shall be paid in 24 equal monthly installments. Mr. Krueger has agreed that, during the two-year period following the termination of his employment, except following a change of control as hereinbefore described, he will not (i) compete with the Company, (ii) solicit or communicate with the Company's customers or (iii) solicit any of the Company's employees to leave the Company.

Certain Transactions

        James Reissner, who became a director of the Company in 2001, is also a director of Rimage Corporation, a customer of the Company. In 2001, Rimage's purchases from the Company totaled $576,050, and the Company expects Rimage's purchases to be similar in 2002.

Compliance with Section 16(a) of the Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during fiscal year 2001, all executive officers, directors and greater than ten-percent beneficial owners complied with the applicable filing requirements.

SHAREHOLDER PROPOSAL
(Proposal #2)

        Dyna Technology, Inc., the holder of 404,800 shares of the Company and having an address of 225 South Cordova Avenue, LeCenter, Minnesota 56057, has given notice that it will present the following resolution for adoption by the shareholders of the Company at its 2002 Annual Meeting:

  "RESOLVED: That the Board of Directors of Winland Electronics, Inc., take all necessary action, including all amendments necessary to the Bylaws of the Company, to implement cumulative voting in the election of directors. Cumulative voting entitles each shareholder to cast as many votes in the election of directors as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, with the result that each shareholder may cast all of such votes for a single candidate, or any two or more of them as such shareholder may see fit."

        The following statement was submitted by Dyna Technology, Inc. in support of the resolution:

    "It is the opinion of Dyna Technology, Inc. that:

      a)
      Shareholders who are not related to either Company management or the families of Lorin E. Krueger or W. Kirk Hankins are not fairly represented on the Board of Directors of the Company;

      b)
      the incumbent Board and past Boards of Directors have allowed shareholder value to deteriorate and have failed to hold Company management accountable for their lack of performance; and

      c)
      cumulative voting will enable outside shareholders to have a voice on the Board of Directors of the Company.

          "It is respectfully submitted that it is in the best interest of the Company and its shareholders that the Board of Directors adopt cumulative voting in the election of directors as part of its program of corporate governance.

          "Provision for cumulative voting brings to the corporate system a means by which a significant group of stockholders, though in the minority, can elect candidates of its choice, adding diversity to the Board of Directors."

Company Statement

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

        The Board of Directors has considered this advisory proposal and recommends a vote AGAINST this proposal. The Company's current system for election of directors, like that of the overwhelming majority of publicly-traded corporations, allows all shareholders to vote on the basis of their share ownership. To serve on the Board of Directors, each director must have been elected by the holders of a majority of the voting power of the shares represented in person or by proxy at the shareholder meeting, provided that such majority must be greater than 25% of the Company's outstanding shares. The Board of Directors believes this method is the fairest and is most likely to produce a board of directors that will effectively represent the interests of all of the Company's shareholders.

        In the opinion of the Board of Directors, cumulative voting would allow a relatively small group of shareholders (or even one large shareholder) to elect a director who would not have the support of the holders of most of the Company's outstanding shares of common stock. Cumulative voting introduces the possibility of a director being committed to serve the special interests of the small fraction of shareholders responsible for the director's election rather than the best interests of the shareholders as a whole.

        Further, each director has a fiduciary duty to represent all of the Company's shareholders and to advance the best interests of the Company. By permitting a relatively small group of shareholders to pool their votes and elect a director, cumulative voting could, in the opinion of the Board of Directors, produce a conflict between a director's duty to represent all the shareholders and a director's allegiance to his or her more narrow constituency. The resulting inability of one or more directors to exercise independent judgment can cause a board of directors to become partisan and disrupt the ability of the members of a board to work effectively. The Board of Directors believes that the directors should work toward the common goal of advancing the best interests of the Company and its shareholders not be divided by competing special interest groups.

        In summary, the Board of Directors believes the Company's current method of electing directors is the fairest and most efficient way to ensure that each director serves the interests of the Company and all its shareholders rather than the interests of special groups. Accordingly, the Board of Directors recommends a vote AGAINST the proposal.

INDEPENDENT PUBLIC ACCOUNTANT

        McGladrey & Pullen, LLP ("McGladrey") has served as the independent public accountants since May 1998 and has been selected to act as the Company's independent public accountants for the current year ending December 31, 2001. Representatives of McGladrey are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from the Company's shareholders.

Audit Fees

        The aggregate fees billed and to be billed by McGladrey for professional services rendered for the audit of annual financial statements for 2001 and for review of the financial statements included in the Forms 10-QSB for such year were $72,000.

Financial Information Systems Design and Implementation Fees

        McGladrey did not provide services to the Company for financial information systems design and implementation in 2001.

All Other Fees

        The aggregate fees billed and to be billed by McGladrey for all other non-audit services, including services in connection with the Company's tax forms preparation and services relating to corporate strategic planning and implementation for 2001 were $55,260.

        The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining McGladrey's independence and has determined that such services are compatible with maintaining McGladrey's independence.

OTHER BUSINESS

        Management knows of no other matters to be presented at the 2002 Annual Meeting. If any other matter properly comes before the 2002 Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

        Under the SEC Rules, we are required to provide the following information to you based on the assumption that the date for our annual meeting in 2003 will deviate less than thirty (30) days from the date for this Annual Meeting: Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2003 annual meeting of shareholders must be received by the Company by February 21, 2003 to be considered for inclusion in the Company's proxy statement and related proxy for the 2003 annual meeting. Also, a shareholder proposal intended to be presented at the 2003 annual meeting but not included in the Company's proxy statement for such meeting, must be received by the Company after May 1, 2003, but on or before May 31, 2003. According to the Company's bylaws, a shareholder proposal received outside of this time period will be considered untimely. Management named in the Company's proxy form for the 2003 annual meeting will then have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.

        We anticipate that we will return to our traditional meeting schedule in 2003 and have the annual meeting in May or June 2003. In this case, proposals submitted by a shareholder of the Company and intended to be presented at the 2003 annual meeting would have to be received a reasonable time before we print and mail our proxy materials for the 2003 annual meeting. Under our bylaws, a shareholder proposal intended to be presented at the 2003 annual meeting but not included in the Company's proxy statement for such meeting, would have to be received by the later of (i) the close of business on the date ninety (90) days prior to the date of the 2003 annual meeting or (ii) the close of business ten (10) days following the date on which the date of the 2003 annual meeting is first publicly announced.

        We will inform you of any changes of the aforesaid dates in a timely manner and will provide notice of the new dates in our earliest possible quarterly report on Form 10-QSB.

        Any shareholder proposal must provide the information required by the Company's Bylaws and comply with any applicable laws and regulations. All submissions should be made to the Secretary of the Company at the Company's principal offices at 1950 Excel Drive, Mankato, Minnesota 56001.

ANNUAL REPORT

        A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2001, including financial statements, was previously mailed to all shareholders on or about May 7, 2002. Copies of the Annual Report are available upon request; please contact the Chief Financial Officer of Winland Electronics, Inc., 1950 Excel Drive, Mankato, Minnesota 56001.

FORM 10-KSB

        THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-KSB. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-KSB AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF WINLAND ELECTRONICS, INC., 1950 EXCEL DRIVE, MANKATO, MINNESOTA 56001. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF JUNE 12, 2002, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS.

BY ORDER OF THE BOARD OF DIRECTORS

Lorin E. Krueger
Dated: June 21, 2002	President and Chief Executive Officer

WINLAND ELECTRONICS, INC.

        ANNUAL MEETING OF SHAREHOLDERS

Tuesday, July 30, 2002
10:00 a.m.

Country Inn & Suites
1900 Premier Drive
Mankato, MN 56001

Winland Electronics, Inc. 1950 Excel Drive, Mankato, Minnesota 56001	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on July 30, 2002.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Item 1 and "AGAINST" Item 2.

        By signing the proxy, you revoke all prior proxies and appoint Lorin E. Krueger and Jennifer A. Thompson, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions

COMPANY #
CONTROL #

There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on July 29, 2002.

  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

  •
  Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Winland Electronics, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone, please do not mail your Proxy Card
\*/ Please detach here \*/

        The Board of Directors recommends that you vote "FOR" Proposal 1 and "AGAINST" Proposal 2.

1.	To set the number of directors at five (5) by electing five (5) members of the Board of Directors:
	01 02 03	Thomas J. de Petra S. Robert Dessalet Lorin E. Krueger	04 05	James L. Reissner Richard T. Speckmann	☐	Vote FOR all nominees (except as withheld below)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	To consider a proposal submitted by a shareholder of the Company, if such proposal is properly presented at the meeting.	☐	For	☐	Against	☐	Abstain
3.	In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark Box ☐ Indicate changes below:	Date:	, 2002

Signature(s) in Box
Please sign exactly as name(s) appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS
ELECTION OF DIRECTORS (Proposal #1)
BOARD AND COMMITTEE MEETINGS
REPORT OF AUDIT COMMITTEE
EXECUTIVE COMPENSATION
SHAREHOLDER PROPOSAL (Proposal #2)
INDEPENDENT PUBLIC ACCOUNTANT
OTHER BUSINESS
SHAREHOLDER PROPOSALS
ANNUAL REPORT
FORM 10-KSB
WINLAND ELECTRONICS, INC.